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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Qwest Services Corporation
(Exact name of registrant as specified in its charter)

Colorado (State of incorporation or organization)	84-1339283 (IRS Employer Identification No.)
1801 California Street Denver, Colorado (Address of principal executive offices)	80202 (zip code)

Qwest Communications International Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	84-1339282 (IRS Employer Identification No.)
1801 California Street Denver, Colorado (Address of principal executive offices)	80202 (zip code)

Qwest Capital Funding, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State of incorporation or organization)	84-1028672 (IRS Employer Identification No.)
1801 California Street Denver, Colorado (Address of principal executive offices)	80202 (zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-115115

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
14.00% Senior Subordinated Secured Notes due 2014 (and the guarantees thereof by Qwest Communications International Inc. and Qwest Capital Funding, Inc.)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

        The information required by Item 202 of Regulation S-K is set forth in full under the caption "Description of the Exchange Notes" in the Registrant's Amendment No. 1 to Form S-4 Registration Statement (Registration No. 333-115115), filed with the Securities and Exchange Commission on March 30, 2005, and is incorporated herein by reference.

Item 2. Exhibits

        List below all exhibits filed as a part of the registration statement:

Exhibit No.	Description
4.1	Indenture, dated as of December 26, 2002, between Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and Bank One Trust Company, N.A., as Trustee (including the form of note and the form of guarantee) (incorporated by reference to Qwest Communications International Inc.'s Current Report on Form 8-K filed on January 10, 2003, File No. 1-15577).
4.2
Security and Pledge Agreement, dated as of December 26, 2002, between Qwest Services Corporation and Bank of America, N.A., as Collateral Agent (incorporated by reference to Qwest Services Corporation's Registration Statement on Form S-4 filed May 3, 2004, File No. 333-115115).
4.3
Pledge Agreement, dated as of December 26, 2002, between Qwest Communications International Inc. and Bank One Trust Company, N.A., as Collateral Agent (incorporated by reference to Qwest Services Corporation's Registration Statement on Form S-4 filed May 3, 2004, File No. 333-115115).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

QWEST SERVICES CORPORATION
Dated: June 17, 2005	By:	/s/ STEPHEN E. BRILZ Name: Stephen E. Brilz Title: Secretary
QWEST COMMUNICATIONS INTERNATIONAL INC.
Dated: June 17, 2005	By:	/s/ STEPHEN E. BRILZ Name: Stephen E. Brilz Title: Assistant Secretary
QWEST CAPITAL FUNDING, INC.
Dated: June 17, 2005	By:	/s/ STEPHEN E. BRILZ Name: Stephen E. Brilz Title: Secretary

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EXHIBIT INDEX

Exhibit No.	Description
(4.1)	Indenture, dated as of December 26, 2002, between Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and Bank One Trust Company, N.A., as Trustee (including the form of note and the form of guarantee) (incorporated by reference to Qwest Communications International Inc.'s Current Report on Form 8-K filed on January 10, 2003, File No. 1-15577).
(4.2)
Security and Pledge Agreement, dated as of December 26, 2002, between Qwest Services Corporation and Bank of America, N.A., as Collateral Agent (incorporated by reference to Qwest Services Corporation's Registration Statement on Form S-4 filed May 3, 2004, File No. 333-115115).
(4.3)
Pledge Agreement, dated as of December 26, 2002, between Qwest Communications International Inc. and Bank One Trust Company, N.A., as Collateral Agent (incorporated by reference to Qwest Services Corporation's Registration Statement on Form S-4 filed May 3, 2004, File No. 333-115115).

(
)     Previously filed.

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX